                          REGISTRATION RIGHTS AGREEMENT

         THIS AGREEMENT is made this 24th day of December 1999, by and between C3D Inc., a Florida corporation (the "Company"), and Winnburn Advisory, a Nevis corporation ("Winnburn").

                              W I T N E S S E T H:

         WHEREAS, the Agreement is executed contemporaneously with that certain Purchase Agreement, of even date herewith, by and between the Company and Winnburn (the "Purchase Agreement") pursuant to which the Company will sell to Winnburn its 8.0% Series C Convertible Note due October 31, 2001 (the "Convertible Note") in principal amount of One Million Six Hundred Thousand Dollars ($1,600,000) subject to certain conditions. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Purchase Agreement; and

         WHEREAS the Company has agreed to grant certain registration rights to Winnburn in connection with the Registrable Securities (as hereinafter defined), subject to the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the covenants contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and Winnburn agree as follows:

         1.  Registration.

             1.1 Certain Definitions. As used in this Agreement the following terms shall be have the following meanings:

                  (a) "1933 Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

                  (b) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

                  (c) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the 1933 Act.

                  (d) "Register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act, and the declaration or ordering of the effectiveness of such registration statement.

                  (e) "Registered Securities" shall mean the common stock, par value $.001 per share, of the Company (the "Common Stock") as registered with the Commission in compliance with the 1933 Act.

                  (f) "Registrable Securities" shall mean (i) the Common Stock, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this Paragraph 1 are not assigned.

                  (g) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and Winnburn, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration and fees and disbursements of counsel retained by Winnburn, but shall not include Selling Expenses.

                  (h) "Rule 145" shall mean Rule 145 as promulgated by the Commission under the 1933 Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

                  (i) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of the Registrable Securities.

             1.2  Company Registration.

                  (a) If at any time after an underwritten firm commitment offering to the public of the Common Stock registered under the 1933 Act (the "Initial Public Offering"), the Company shall determine to register (including for this purpose a registration effected by the Company for shareholders other than Investor) any of the Common Stock or other equity securities for its own account, other than (1) a registration relating solely to employee benefit plans or to a Rule 145 transaction, or (2) a registration on a registration form that does not permit secondary sales, the Company shall (i) promptly give to Winnburn written notice of the proposed registration and (ii) use its best efforts to include in such registration (and in any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, any and all the Registrable Securities of the same class or classes as the securities to be registered by the Company specified in a written request made by Winnburn within thirty (30) days after Winnburn receives such written notice from the Company, except as set forth in Paragraph 1.2(b).

                  (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Winnburn as a part of the written notice given pursuant to Paragraph 1.2(a). In such event the right of Winnburn to registration pursuant to Paragraph 1.2(a) shall be subject to the provisions of Paragraph 1.7. If

Winnburn proposes to distribute its Registrable Securities through such underwriting, it shall, together with the Company, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

                  (c) The right of Winnburn to include its Registrable Securities in any registration pursuant to this Paragraph 1.2 shall terminate on October 31, 2001.

             1.3 Required Registration. In the event that Investor elects to convert the Convertible Note into shares of Common Stock, the Company hereby agrees to effect the registration of that portion of the Registrable Securities held by Investor on or before the earlier to occur of (A) 45 days after the first anniversary of the effective date of the registration statement on Form 10 as filed by the Company with the SEC on November 12, 1999, or (B) the filing by the Company of a registration statement with the SEC.

                  (a) The Company is obligated to effect only one (1) such registration pursuant to this Paragraph 1.3.

                  (b) Notwithstanding the foregoing, if the Company shall furnish to Investor a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred eighty (180) days after the first anniversary of the conversion date of the Convertible Note.

             1.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Paragraphs 1.2 or 1.3 hereof shall be borne by the Company. All Selling Expenses relating to Registrable Securities registered by Winnburn shall be borne by Winnburn pro rata on the basis of the number of shares of Registrable Securities so registered on its behalf.

             1.5 Registration Procedures. If and whenever the Company is under an obligation pursuant to the provisions of Paragraphs 1.2 or 1.3 to use its best efforts to effect the registration of any Registrable Securities, the Company shall as expeditiously as practicable:

                  (a) prepare and file with the Commission a registration statement, including a registration statement under Rule 415 of the 1933 Act, or any similar rule that may be adopted by the Commission, if applicable, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective in accordance with clause (b) hereof;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least nine (9) months and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement;

                  (c) furnish to Winnburn such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as Winnburn may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities;

                  (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as Winnburn shall reasonably request; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                  (e) notify Winnburn, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act within the appropriate period mentioned in clause (b) hereof, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact in order to make the statements therein in light of the circumstances under which they were made, not misleading and at the request of Winnburn, prepare and furnish to Winnburn a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading; and

                  (f) furnish, at the request Winnburn, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to Paragraphs 1.2 or 1.3, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Winnburn; and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters, if any, and to Winnburn.

             1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Paragraph 1 with respect to the Registrable Securities of Winnburn that Winnburn shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of Winnburn's Registrable Securities.

             1.7 Cessation of Offering. Upon receipt of any notice from the Company of the happening of any event of the kind described in Paragraphs 1.5(e) or 4, Winnburn shall immediately discontinue disposition of the shares of Registrable Securities or Registered Securities, pursuant to the registration statement covering such shares until Winnburn's receipt of the copies of the supplemented or amended prospectus contemplated by Paragraphs 1.5(e) or 4, and, if so directed by the Company, Winnburn shall deliver to the Company all copies of the prospectus covering such shares in Winnburn's possession at the time of receipt of such notice.

             1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's equity securities, the Company shall not be required under Paragraph 1.2(b) to include any of Winnburn's securities in such underwriting unless Winnburn accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders).

             1.9 Delay of Registration. Winnburn shall not have any right to take any action to restrain, enjoin or otherwise delay any registration as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

             1.10 Indemnification.

                  (a) In the event of any registration of any Registrable Securities under the 1933 Act or registration or qualification of any Registrable Securities pursuant to Paragraphs 1.2 or 1.3 and to the extent permitted by law, the Company shall indemnify and hold harmless Winnburn, each underwriter, if any, each broker or any other person acting on behalf of Winnburn and each other person, if any, who controls any of the foregoing persons, within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons, may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"): (i) an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the 1933 Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document prepared and/or furnished by the Company incident to the registration or qualification of any Registrable Securities pursuant hereto,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of the 1933 Act or state securities or "blue sky" laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or "blue sky" laws; and shall reimburse Winnburn, any underwriter, broker or other person acting on behalf of Winnburn and each controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon a Violation made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by Winnburn or such underwriter specifically for use in the preparation thereof, and provided further that the indemnity agreement contained in this Paragraph 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

                  (b) Before Registrable Securities held by Winnburn shall be included in any registration pursuant to this Agreement, Winnburn and any underwriter acting on his behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in Paragraph 1.10(a)) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the 1933 Act, and each agent and any underwriter for the Company (within the meaning of the 1933 Act) against any losses, claims, damages, or liabilities to which the Company or any such director, officer, controlling person, agent, or underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by Winnburn expressly for use in connection with such registration; and Winnburn will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent, or underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action;, provided, however, that the indemnity agreement contained in this Paragraph 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Winnburn (which consent shall not be unreasonably withheld).

                  (c) Promptly after receipt by an indemnified party under this Paragraph 1.10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this paragraph.

                  (d) If the indemnification provided for in this Paragraph 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party, with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

             1.11. Information by Winnburn. Winnburn shall furnish to the Company such information as the Company reasonably requests in writing and as shall be required in connection with any registration, qualification or compliance referred to in Paragraphs 1.2 or 1.3 of this Agreement.

             1.12. Reports under Securities Exchange Act of 1934. With a view to making available to Winnburn the benefits of Rule 144 under the 1933 Act and any other rule or regulation of the Commission that may at any time permit Winnburn to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its equity securities to the general public;

                  (b) file with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

                  (c) furnish to Winnburn so long as Winnburn owns any of the Registrable Securities forthwith upon request a written statement by the Company that it has complied with the reporting requirements of the 1933 Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents filed by the Company as may be reasonably requested in availing Winnburn of any rule or regulation of the Commission permitting the selling of any such securities without registration.

         Provided, however, that the obligations of the Company under this Paragraph 1.9 shall be suspended during any period during which its compliance with such obligations is not required by Rule 144 to enable Winnburn to sell such Registrable Securities, without limitation on amount.

         2. Rights Granted to Subsequent Investors. The Company shall not grant registration rights to future investors in the Company that are inconsistent with the rights granted herein without the written consent of Winnburn.

         3. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may only be assigned by Winnburn to a transferee or assignee of such securities, provided:
(a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned;
(b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act.

         4. Other Transactions. The Company may suspend Winnburn's rights to make sales pursuant to a registration statement at any time when the Board of Directors of the Company reasonably believes that (i) due to pending or proposed corporate developments including, without limitation, a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals related thereto (herein, a "Corporate Development"), or due to public filings with the Commission, or due to any other similar events, it is advisable to defer the effectiveness of the registration statement or request the withdrawal of the effective registration statement, or (ii) the filing of the registration statement or the offering of securities pursuant thereto would materially and adversely affect a Corporate Development or be seriously detrimental to the Company and its shareholders. The Company shall notify Winnburn if any of the events described in clauses (i) and (ii) of this Paragraph 4 (herein, a "Black-Out-Event") are applicable, in which case Winnburn shall be prohibited from (x) disclosing to any person or entity the existence of Black-Out-Event or any information related thereto, and (y) during the pendency of a Black-Out Event, trading any of the shares of Common Stock held by Winnburn until either
(I) receipt by Winnburn of the supplemented or amended prospectus contemplated by Paragraph 1.5(e) or (II) they are advised in writing by the Company that the use of the applicable prospectus may be resumed, and Winnburn has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. The Company shall use its reasonable efforts to insure that the use of the prospectus may be resumed as soon as practicable.

         5. "Market Stand-Off" Agreement. Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of the Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the 1933 Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

             (a) such agreement shall be applicable only to the first such registration statement effected by the Company which covers the Common Stock or other securities of the Company to be sold on its behalf to the public in an underwritten offering;

             (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements;

             (c) such market stand-off time period shall not exceed one hundred eighty (180) days;

             (d) in order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period; and

             (e) notwithstanding the foregoing, the obligations described in this Section 3.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future.

         6. Termination of Registration Rights. Winnburn shall not be entitled to exercise any rights provided for in this Agreement after the earlier of (a) October 31, 2001, (b) the date on which all of Winnburn's Registrable Securities or Registered Securities have been disposed of, or (c) such time at which Winnburn may transfer all of its Registrable Securities in any single three (3) month period pursuant to Rule 144 (or such successor rule as may be adopted).

         7. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         8. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without giving effect to choice of law or conflicts of law principles thereof.

         9. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         10. Notices. Notices given hereunder shall be deemed to have been duly given on the date of personal delivery or on the date of postmark if sent by certified or registered mail, return receipt requested or express overnight courier service, to the party being notified at his or its address specified on the signature page hereto or such other address as the addressee may subsequently notify the other parties of in writing. A copy of all notices shall also be sent simultaneously to Alan L. Zeiger, Esquire, Blank Rome Comisky & McCauley LLP, One Logan Square, Philadelphia, Pennsylvania 19103, telecopy:
215-569-5628.

         11. Amendments and Waivers. Any amendment or waiver effected in accordance with this Agreement shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

         12. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         13. Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15. Delivery by Facsimile. This Agreement and each other agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

         16. Dispute Resolution. All claims, demands, disputes, controversies, differences, or misunderstandings between the parties arising out of, by virtue of, or in connection with, this Agreement shall first be negotiated, in good faith, by the parties, and, if an acceptable resolution does not result, shall then be submitted to, determined and finally settled by arbitration before the International Chamber of Commerce (the "ICC"), in accordance with the provisions of this Paragraph 15. The parties agree that the rules of the ICC then obtaining for commercial arbitration shall govern any arbitration under this Agreement, except that to the extent there is any conflict between this Paragraph 15 and such rules, this Paragraph shall govern. The panel shall be composed of three
(3) arbitrators, with one (1) arbitrator being appointed by each party. The two arbitrators so appointed shall appoint the third. In the event that the arbitrators can not, after good faith discussions, agree upon a third arbitrator, the third arbitrator shall be appointed by the ICC. The decision and award of a majority of the arbitrators shall be the decision and award of the panel. Such decision and award shall be final and binding by the parties. All hearings and proceedings in the arbitration shall take place in New York City, New York and shall be governed by the substantive law of the State of New York. This agreement to arbitrate may be specifically enforced by any party. At any time before a decision of the arbitration panel has been rendered, the parties may resolve the matter before the panel by settlement. Each party shall bear the fees of such party's witnesses and such party's own counsel. The other fees and expenses of the arbitration shall be borne in accordance with the arbitration award. In the absence of any award or designation within the award, such costs and fees shall be borne equally by the parties.

                                      * * *

         IN WITNESS WHEREOF, the Company and Winnburn have executed this Registration Rights Agreement effective as of the date first above written.


                                       C3D INC.


                                       By: /s/ Eugene Levich
                                           --------------------
                                           Eugene Levich
                                           President and Chief Executive Officer

                                       Address:  235 West 76th Street, Suite 8D
                                                 New York, NY  10023
                                       Telecopy: 212-580-4021


                                       WINNBURN ADVISORY


                                       By: /s/ Renee Hamouth
                                           --------------------
                                           Name: Renee Hamouth
                                           Title:

                                       Address:  c/o David Craven
                                                 World Trade Center
                                                 10, route de l'Aeroport
                                                 P.O. Box 691
                                                 1215 Geneva 15, Switzerland
                                       Telecopy: (41) 022 799 0801











                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT
                         DATED AS OF DECEMBER 24, 1999]

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